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                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         AGREEMENT dated as of July 9, 1998 between HealthDrive Corporation, a Delaware corporation with its principal executive offices located at 25 Needham Street, Newton, Massachusetts 02161-1615 (the "Company"), and Steven S. Charlap, M.D., an individual residing at 54 Clements Road, Newton, Massachusetts 02158 (the "Employee").

         1. Employment. The Company agrees to employ the Employee as Chairman, President and Chief Executive Officer of the Company, rendering the services and performing the duties prescribed by the Company's Board of Directors. The Employee shall during the term hereof serve as a member of the Company's Board of Directors and shall be the Chairman thereof. The Employee agrees, while employed hereunder, to perform his duties faithfully and to the best of his ability. The Employee shall be employed at the Company's offices in Newton, Massachusetts, and his principal duties shall be performed primarily in Boston, Massachusetts, except for business trips reasonable in number and duration with regard to current practice.

         2. Term. The employment of the Employee hereunder shall begin on the date hereof and shall continue through the earlier of (a) July 1, 2003 or (b) the occurrence of a Termination Date, as defined in Section 5 (the "Term"), provided, however, that the Term shall automatically be extended for an additional five-year period (subject to the occurrence of a Termination Date) after July 1, 2003 unless the Company or the Employee gives notice to the other prior to July 1, 2002 of its or his intention not to renew the Term.

         3.       Compensation.

                  3.1. As compensation for the Employee's services during the Term, the Company shall pay the Employee an annual base salary at the rate of $250,000 per year, effective as of June 1, 1998, payable in accordance with the Company's standard payroll procedures. Prior to the end of each year during the Term, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") shall consider the performance of the Employee, his contribution to the success of the Company, and such other factors as its members shall deem appropriate and shall fix an annual base salary to be paid to the Employee during the ensuing year. If the Board of Directors has not established a Compensation Committee, the annual salary shall be established by the Board of Directors of the Company on the basis of the same factors.

                  3.2. Notwithstanding the foregoing, the Employee's annual base salary for any year during the Term shall in no event be less than his annual base salary for the prior year multiplied by 105% or, if greater, his annual base salary for the prior year adjusted to reflect the increase in the cost of living over such prior year.

                  3.3. The Employee shall be eligible for a cash bonus at the discretion of the Compensation Committee, to be awarded upon the achievement of reasonable performance goals established by the Compensation Committee, after consultation with the Employee, at the beginning of each year during the Term. At the time these


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         performance goals are established, the maximum and minimum target bonuses for such year shall be established by the Compensation Committee or, if the Board of Directors has not established a Compensation Committee, the Board of Directors. The minimum bonus for the Employee for any year shall not be less than 15% of the Employee's annual base salary for such year and shall be guaranteed, regardless of whether or not the performance goals are achieved, and the maximum bonus shall not be more than 50% of such base salary.

                  3.4. If the Employee is prevented by disability, for a period of six consecutive months, from continuing fully to perform his obligations hereunder, the Employee shall perform his obligations hereunder to the extent he is able and, after the expiration of such six month period, the Company may reduce his annual base salary during the continuation of such disability to reflect the extent of the disability; provided that in no event may such rate, when added to payments received by him under any disability or qualified retirement or pension plan to which the Company contributes or has contributed, be less than the annual base salary in effect at the time that such disability commenced. If there should be a dispute about the Employee's disability, disability shall be determined by the Board of Directors of the Company in good faith based upon a report from a physician who shall have examined the Employee. If the Employee claims disability, the Employee agrees to submit to a physical examination at any reasonable time or times by a qualified physician designated by the Board of Directors and reasonably acceptable to the Employee.

                  3.5. The Company hereby acknowledges that the Employee is owed an accrued bonus for the five month period commencing on January 1, 1998 and ending on May 31, 1998. The Company agrees to pay this bonus in accordance with its established practice.

         4. Employee Benefits. The Employee shall be entitled to participate in all "employee pension benefit plans," all "employee welfare benefit plans" (each as defined in the Employee Retirement Income Security Act of 1974) and all pay practices and other compensation arrangements maintained by the Company, on a basis at least as advantageous to the Employee as the basis on which other similarly situated executive employees of the Company are eligible to participate and on a basis at least as advantageous to the Employee as the basis on which he participates therein on the date hereof. Without limiting the generality of the foregoing, the Employee shall be entitled to the following employee benefits (collectively, with the benefits contemplated by this Section 4, the "Benefits"):

                  4.1. The Employee and the Employee's dependents shall be covered by medical and dental insurance comparable in scope to the coverage afforded on the date hereof, provided, that the Company shall pay the full amount of any premiums to be paid with respect to such insurance. In addition, the Company shall reimburse the Employee for all out-of-pocket medical and dental expenses incurred by the Employee during the Term. If a Change in Control of the Company, as defined in
         Section 5.2, shall have occurred, the Company may not change the carriers providing medical insurance immediately before the change without the consent of the Employee, which consent will not unreasonably be withheld.

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                  4.2. The Employee shall be eligible each year during the Term to receive stock options under a stock option plan maintained by the Company for such numbers of shares and upon such terms and conditions as determined by the Compensation Committee or if the Board of Directors has not established a Compensation Committee, such numbers of shares and terms and conditions shall be determined by the Board of Directors. If the Company does not have a class of stock publicly-traded by reason of a Change in Control of the Company, as defined in Section 5.2, the Company's obligation under this Section 4.2 will be satisfied through options granted by the issuer with public stock then in control of the Company.

                  4.3. The Company shall reimburse the Employee from time to time for the reasonable expenses incurred by the Employee in connection with the performance of his obligations hereunder.

                  4.4. The Employee shall be entitled to legal holidays and to annual paid vacation in accordance with the Company's holiday and vacation policy in effect on the date hereof.

                  4.5. During the Term, the Employee shall be entitled to the personal use of a leased automobile similar in character to that currently provided to the Employee, and the reimbursement of all maintenance and other related expenses incurred by the Employee, under the practice in effect on the date hereof.

Notwithstanding the foregoing, the Company may from time to time change or substitute a plan or program under which one or more of the Benefits are provided to the Employee, provided that the Company first obtains the written consent of the Employee, which the Employee agrees not to withhold unreasonably, taking into account his personal situation.

         5.       Termination Date; Consequences for Compensation and Benefits
                  ------------------------------------------------------------

                  5.1. Definition of Termination Date. The first to occur of the following events shall be the "Termination Date":

                           5.1.1. The date on which the Employee becomes
                  entitled to receive long-term or short-term disability payments by reason of total and permanent disability;

                           5.1.2.   The Employee's death;

                           5. 1.3. Voluntary resignation ("Resignation with
                  Reason") after one of the following events shall have occurred, which event shall be specified to the Company by the Employee at the time of resignation: (i) material reduction in the responsibility, authority, power or duty of the Employee;
                  (ii) a material breach by the Company of any provision of this Agreement, which breach continues for 30 days following notice by the Employee to the Company setting forth the nature of the breach; (iii) the Company relocates its principal executive offices more than

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                  25 miles from Newton, Massachusetts upon the direction of the
                  Board of Directors of the Company; or (iv) a Change of Control shall have occurred;

                           5.1.4. Voluntary resignation not accompanied by a notice of reason described in Section 5.1.3 ("General Resignation");

                           5.1.5. Discharge of the Employee by the Company
                  ("Discharge for Cause") after one of the following events shall have occurred, which event shall be specified to the Employee by the Company at the time of discharge: (i) conviction of the Employee of, or the entry of a plea of guilty or nolo contendre by the Employee to, any felony involving moral turpitude; or (ii) any material breach of any term of this Agreement by the Employee which is not cured within 30 days after written notice from the Board of Directors of the Company to the Employee setting forth the nature of the breach; and

                           5.1.6. Discharge of the Employee by the Company not
                  accompanied by a notice of cause described in Section 5.1.5 ("General Discharge"), provided, however, that (i) the Company shall not be entitled to terminate the Employee other than with respect to a Discharge for Cause unless such action has been previously authorized by the affirmative vote of two-thirds or more of the then-elected members of the Board of Directors of the Company (other than the Employee), and (ii) the Company shall not be entitled to terminate the Employee as a Discharge for Cause unless such action has been authorized by the affirmative vote of all of the then-elected members of the Board of Directors of the Company (other than the Employee).

                  5.2. Consequences for Compensation and Benefits. (a) If the Termination Date occurs by reason of disability, death, General Resignation or Discharge for Cause, the Company shall pay compensation to the Employee through the Termination Date and shall pay to the Employee all Benefits accrued through the Termination Date, payable in accordance with the respective terms of the plans, practices and arrangements under which the Benefits were accrued. If the Termination Date occurs by reason of General Discharge or Resignation with Reason,
         (i) all stock options held by the Employee shall become immediately exercisable and shall remain exercisable for no less than 30 days after the Termination Date, (ii) the Company shall continue the health coverage contemplated by Section 4.1 through the twenty-four month anniversary of the Termination Date, (iii) the Company shall engage for the Employee, at the Company's expense, outplacement services appropriate to the Employee's position, for up to twelve months after the Termination Date, (iv) in the event that the Termination Date occurs by reason of General Discharge or Resignation with Reason other than in connection with a Change in Control, the Employee shall be paid, within 15 days after the Termination Date, an amount in cash equal to the present value, calculated using the Pension Benefit Guaranty Corporation immediate discount rate for valuing benefits upon plan termination, of the product of the sum of (A) the Employee's annual base salary at the Termination Date plus (B) the maximum target bonus established by the Compensation Committee for the year in which the Termination Date occurs, multiplied by two; and (v)

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         in the event that the Termination Date occurs by reason of a
         Resignation with Reason in connection with a Change in Control, the Employee shall be paid, within 15 days after the Termination Date, an amount in cash equal to the sum of (A) the Employee's annual base salary at the Termination Date plus (B) the maximum target bonus established by the Compensation Committee for the year in which the Termination Date occurs.

                           (b) A "Change in Control" of the Company shall be deemed to have occurred for purposes of this Agreement upon the first to occur of the date when a person "beneficially owns" (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in the aggregate 50% or more of the outstanding shares of capital stock entitled to vote generally in the election of the Directors of the Company. If the payments made pursuant to this Section 5.2 give rise to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the Company shall also pay to the Employee or directly to the Internal Revenue Service in a timely fashion an amount sufficient, after federal and state income taxes, to pay the excise tax so payable and all directly related interest and penalties (whether reported initially or subsequently assessed). In the event of a dispute between the Company and the Employee with respect to the amount contemplated by the preceding sentence, the matter shall be determined (at the Company's expense) by an independent nationally-recognized accounting firm reasonably acceptable to both parties; provided, however, that the Employee shall cooperate with the Company in his tax reporting position and any defense thereof (which the Company shall control) in order to minimize the amount of such payments to the extent the Company has a reasonable legal basis therefor.

                  5.3. Liquidated Damages; No Duty to Mitigate Damages. The amounts payable pursuant to Section 5.2 shall be deemed liquidated damages for the early termination of this Agreement and shall be paid to the Employee regardless of any income the Employee may receive from any other employer, and the Employee shall have no duty of any kind to seek employment from any other employer during the balance of the Term.

                  5.4. Payment of Benefits. The amounts payable and other benefits provided pursuant to Section 5.2 shall also include any reasonably incurred costs of collection. Any cash payment required to be made pursuant to Section 5.2 shall bear interest, accruing monthly, beginning on the fifteenth day after the Termination Date, at a rate of 18% per annum, until paid in full.

         6. Indemnification. The Company shall indemnify the Employee against all loss, cost, liability and expense arising from the Employee's service to the Company or any affiliate, whether as officer, director, employee, fiduciary of any employee benefit plan or otherwise, upon terms at least as favorable to the Employee as those provided by the (i) the Certificate of Incorporation and By-laws of the Company in effect on the date hereof; and (ii) the forms of Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company filed as Exhibits 3.1 and 3.2, respectively, to the registration statement on Form S-1 of the Company filed with the Securities and Exchange Commission (reg. no. 333-49721).

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         7. Non-Competition. During the term of the Employee's employment and for a period of twenty-four (24) months following the termination of such employment (the "Restricted Period"), the Employee shall not in any state of the United States in which the Company shall then be doing business, directly or indirectly, enter the employ of, or render any services to, any person, firm, corporation or other entity engaged in any business which is directly competitive with the business of the Company as it is conducted at the termination of employment, or as at such time contemplated by the Company to be conducted, or any of the dental, podiatry, eye care or other health care providers which have entered into agreements with the Company pursuant to which the Company provides management, administrative, billing and accounting or other services to such entity (each, a "Medical and Dental Practice"), without the prior written approval of the Company; the Employee shall not engage in such business for his own account; and he shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or representative for, any company, business, individual or other entity; provided, however, that nothing contained in this Section 7 shall be deemed to prohibit the Employee from acquiring, solely as an investment, two (2%) percent or less of the outstanding shares of capital stock of any public corporation. For purposes of this paragraph the "business of the Company and the Medical and Dental Practices" shall include the provision of management, administration, billing, accounting and other services for dental and health care providers who provide services at corporate and institutional sites, including long term care facilities, and the provision of dental and health care services at corporate or institutional sites, including such facilities. Notwithstanding anything to the contrary in this Agreement, the restrictions contained in this paragraph 7 shall terminate and be of no further force and effect in the event that (i) the Company materially breaches any provision of this Agreement which breach continues for 30 days following notice by the Employee to the Company setting forth the nature of the breach or (ii) the Company gives notice to the Employee of its intention not to renew the Term pursuant to Section 2 of this Agreement.

         8. Non-Solicitation. During the Restricted Period, the Employee shall not, directly or indirectly, hire or solicit any employee of the Company or of any of the Medical and Dental Practices, encourage any such employee to leave such employment with the Company, any of the Medical and Dental Practices or any customer of the Company or any of the Medical and Dental Practices or encourage any such customer to take his or her business to any competitor thereof. Notwithstanding anything to the contrary in this Agreement, the restrictions contained in this paragraph 8 shall terminate and be of no further force and effect in the event that (i) the Company materially breaches any provision of this Agreement, which breach continues for 30 days following notice by the Employee to the Company setting forth the nature of the breach, or (ii) the Company gives notice to the Employee of its intention not to renew the Term pursuant to Section 2 of this Agreement.

         9. Disclosure of Developments. The Employee will make full and prompt disclosure to the Company of all inventions, works of authorship, improvements, modifications, discoveries, methods and developments (all of which are collectively termed "developments" hereinafter), whether patentable or not, whether copyrightable or not, made or conceived by him or under his direction during his employment, whether or not made or conceived during normal working hours or on the premises of the Company.

         10. Assignment of Inventions. Upon request by the Company, the Employee shall assign to the Company all developments covered by Section 9 and any copyrights, patents or patent applications covering such developments and to execute and deliver such assignments, copyrights, patents or patent applications, and other documents as the Company may direct and to fully cooperate with the Company to enable the patent, copyright or otherwise protect such developments in any and all countries. However, this Section 10 shall not apply to developments which do not relate to the actual or anticipated business or research and development or the Company's tools, works of authorship, devices or equipment, but the Employee agrees that the

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Company shall have a non-exclusive royalty-free license to use such developments for all purposes.

         11. Confidential Information. Unless the Employee shall first secure consent of the Company, the Employee shall not disclose or use, either during or after the Term, any secret or confidential information of the Company or any affiliate, whether or not developed by the Employee, except as required by his duties to the Company or the affiliate.

         12. Arbitration. In the event that any party hereto has any claim hereunder, the party shall promptly notify each other party of such claim. If within 30 days of the receipt of such notice of claim, the parties cannot agree on a resolution of such claim, the parties agree to submit such dispute to binding arbitration to be held in Boston, Massachusetts under the rules of the American Arbitration Association. Any such arbitration shall be conducted by three arbitrators, one of whom shall be selected by the Employee, one of whom shall be selected by the Company and one of whom shall be selected by the arbitrators so selected. The expenses of any such arbitration shall be paid by the non-prevailing party, as determined by the final order of the arbitrators.

         13. Notices. Whenever under this Agreement any notice is to be given by the Company to the Employee, it shall be delivered to the Employee at the address set forth in the first paragraph hereof, or at such other address as the Employee shall specify to the Company in writing prior to the delivery of such notice. Whenever under this Agreement any notice is to be given by the Employee to the Company, it shall be delivered to the Company at the address set forth in the first paragraph hereof, or at such other address as the Company shall specify to the Employee in writing prior to the delivery of such notice.

         14. Governing Law. This Agreement shall be deemed a contract made and performed in the Commonwealth of Massachusetts, and shall be governed by the laws of the Commonwealth of Massachusetts.

         15. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties, supersedes all prior agreements between the Company and the Employee with respect to his employment by the Company and the consequences of a termination of such employment, and may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought. No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

         16. Binding Obligations. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Employee and his personal representatives.

         17. Assignability. Neither this Agreement nor any benefits payable to the Employee hereunder shall be assigned, pledged, anticipated, or otherwise alienated by the Employee, or subject to attachment or other legal process by any creditor of the Employee, and notwithstanding any attempted assignment, pledge, anticipation, alienation, attachment, or other

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legal process, any benefit payable to the Employee hereunder shall be paid only to the Employee or his estate.

                  [Remainder of page left intentionally blank]

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         IN WITNESS WHEREOF, the Company, by its officer hereunto duly authorized, and the Employee have signed and sealed this Agreement as of the date first written above.

                                            HEALTHDRIVE CORPORATION



                                            By:      /s/ Michael R. Kaplan
                                                     ---------------------------
                                            Its:     Chief Financial Officer and
                                                     Vice President of Finance

                                            By:      /s/ Steven S. Charlap
                                                     ---------------------------
                                                     Steven S. Charlap, M.D.















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